                                                                   EXHIBIT 10.45

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

            This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") by and between David C. King ("Executive") and Proxim Corporation (the "Company") is effective as of the Effective Date.

                                    RECITALS

            The Company and Executive wish to modify certain terms and conditions of Executive's employment with the Company as set forth in this Amendment.

            It is therefore agreed by and between the parties as follows:

            1. Original Agreements; Security Agreement. Except as expressly set forth in this Amendment, the terms and provisions of each of (i) the Employment Agreement dated as of January 16, 2002 by and between the Company and Executive (as amended by the First Amendment to Employment Agreement (the "Amendment") dated as of December 9, 2002, the "Employment Agreement"), (ii) the Change of Control Severance Agreement dated as of June 18, 1998 by and between Proxim, Inc. and Executive (the "Severance Agreement," and, collectively with the Employment Agreement, the "Original Agreements") and (iii) the Reimbursement and Security Agreement entered into in March 2001 by and between the Company (as successor in interest) and Executive (the "Security Agreement") shall remain in full force and effect. References herein to the Employment Agreement shall be to the Employment Agreement as amended hereby.

            2. No Termination Event. None of (i) the execution, delivery and/or performance of this Amendment by the Company or Executive, (ii) any actions, events, facts or circumstances proximately caused by or reasonably resulting therefrom, shall constitute (a) the termination of Executive's employment for any purpose under this Amendment or the Original Agreements, (b) "Good Reason" as defined in and for purposes of the Employment Agreement, or (c) "Involuntary Termination," as defined in and for purposes of the Severance Agreement.

            3. Revised Severance Benefits.

                  (i) Section 9(c)(iii) of the Employment Agreement is hereby amended as follows:

                        A. Section 9(c)(iii)(B) is deleted in its entirety and Sections 9(c)(iii)(C) through (D) and the corresponding cross-references throughout the Original Agreements are relettered accordingly.

                        B. The reference to a twelve (12) month post-termination exercise period in new Section 9(c)(iii)(B) (as relettered hereby) is amended to provide for a sixty (60) month post-termination exercise period.

                  (ii) Section 3(a)(i)(A) of the Severance Agreement is hereby deleted in its entirety and Sections 3(a)(i)(B) through (D) and the corresponding cross-references throughout the Original Agreements are relettered accordingly.

                  (iii) Executive and the Company agree that the provisions of
Section 3 of the Amendment will not be applicable to new Sections 3(a)(i)(A) and
(C) (as relettered hereby) of the Severance Agreement.

            4. Option Proceeds for Repayment of Executive's Indebtedness. In the event that Executive sells any of the shares of the Company's common stock which Executive acquires upon exercise of any option granted to Executive by the Company, then Executive agrees to remit or to cause to have remitted to the Company a portion of the proceeds remaining after the aggregate exercise price is paid to the Company as partial repayment of Executive's indebtedness to the Company. Executive and the Company's Chief Executive Officer (or his designee) shall agree upon the particulars of this arrangement, including the portion of the remaining proceeds to be paid to the Company and the procedures to be established to ensure such payment to the Company.

            5. Miscellaneous. Sections 12(a) through (i) and (k) of the Employment Agreement are incorporated herein by reference and applicable to this Amendment as if fully set forth herein. This Agreement may be executed in counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on June 9, 2003 (the "Effective Date").


                                             PROXIM CORPORATION

                                             By: /s/ Keith E. Glover
                                                --------------------------------

                                             Name: Keith E. Glover
                                                  ------------------------------

                                             Title: EVP & CFO
                                                   -----------------------------


                                             EXECUTIVE

                                             /s/  David C. King
                                             -----------------------------------
                                             David C. King